PC

DOV PHARMACEUTICAL, INC.

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

SERIES C CONVERTIBLE PREFERRED STOCK

SEE REVERSE FOR CERTAIN DEFINITIONS

CUSIP 259858 40 5

THIS CERTIFIES THAT

IS THE OWNER OF

FULLY PAID AND NON-ASSESSABLE SHARES OF SERIES C CONVERTIBLE PREFERRED STOCK, $0.0001 PAR VALUE PER SHARE, OF

DOV PHARMACEUTICAL, INC.

transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

In witness whereof, the Corporation has caused the facsimile signatures of its duly authorized officers and its facsimile seal to be hereunto affixed.

Dated:

DOV PHARMACEUTICAL, INC. CORPORATE SEAL 2000 DELAWARE

PRESIDENT

TREASURER

COUNTERSIGNED AND REGISTERED:
CONTINENTAL STOCK TRANSFER & TRUST COMPANY
TRANSFER AGENT AND REGISTRAR
BY
AUTHORIZED OFFICER

AMERICAN BANK NOTE COMPANY
711 ARMSTRONG LANE
COLUMBIA, TENNESSEE 38401
(931) 388-3003

PRODUCTION COORDINATOR: DENISE LITTLE 931-490-1706
PROOF OF MARCH 8, 2007
DOV PHARMACEUTICAL, INC.
TSB 26395 FC Lot 1

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